Exhibit 99.1
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
FIRSTBANK NW CORP.
TO BE HELD NOVEMBER 8, 2006
The undersigned hereby appoints the entire Board of Directors of FirstBank NW Corp. (the “Company”), and each of them individually, as the lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned as of September 15, 2006, at the Annual Meeting of Shareholders to be held on November 8, 2006, or at any adjournment thereof.

ITEM 1.	ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW
Three-year term:
W. DEAN JURGENS
CLYDE E. CONKLIN
STEVE R. COX
One-year term:
MICHAEL F. REULING
To withhold your vote for any individual nominee, write the nominee’s name on the line below.

ITEM 2.	The ratification of the appointment of Moss Adams LLP as independent auditors for FirstBank NW for the fiscal year ending March 31, 2007.
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

ITEM 3.	Approval of the Agreement and Plan of Merger, dated as of June 4, 2006, by and between Sterling Financial Corporation and FirstBank NW Corp. The merger agreement provides the terms and conditions under which it is proposed that FirstBank NW merge with Sterling, as described in the accompanying proxy statement/prospectus.
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

ITEM 4.	Any proposal of the FirstBank NW board of directors to adjourn or postpone the annual meeting, if necessary.
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

The Board of Directors recommends a vote “FOR” each of the listed propositions.
When properly executed and delivered to the Company in accordance with the below instructions, this proxy will be voted in the manner directed by the shareholder. If no direction is specified, this proxy will be voted FOR each of the propositions stated above. If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.
The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxies may do by virtue hereof.
[Continued and to be signed on reverse side]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     Should the undersigned be present and elect to vote at the annual meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Shareholders and a Prospectus/Proxy Statement dated September 27, 2006.
Instructions.
Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.
USING THE ENCLOSED ENVELOPE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY TO INVESTOR RELATIONS AT 1300 16th AVENUE, CLARKSTON, WASHINGTON 99403. TO BE EFFECTIVE, THIS PROXY MUST BE RECEIVED ON OR PRIOR TO 5:00 PM PACIFIC TIME ON NOVEMBER 1, 2006.
Date: ___________________, 2006

Signature

Print Name:

Signature, if held jointly

Print Name:

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐